                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

      Filed by the Registrant /X/
      Filed by a Party other than the Registrant / /

      Check the appropriate box:
      / /        Preliminary Proxy Statement
      / /        Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
      /X/        Definitive Proxy Statement
      / /        Definitive Additional Materials
      / /        Soliciting Material Pursuant to Section240.14a-11(c) or
                 Section240.14a-12

          DIVERSIFIED CORPORATE RESOURCES, INC.
--------------------------------------------------------------------------
             (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------
 (Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
/X/        No fee required.
/ /        Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
           and 0-11.
           (1)  Title of each class of securities to which transaction applies:
                ----------------------------------------------------------
           (2)  Aggregate number of securities to which transaction
                applies:
                ----------------------------------------------------------
           (3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
                ----------------------------------------------------------
           (4)  Proposed maximum aggregate value of transaction:
                ----------------------------------------------------------
           (5)  Total fee paid:
                ----------------------------------------------------------
/ /        Fee paid previously with preliminary materials.
/ /        Check box if any part of the fee is offset as provided by
           Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or
           Schedule and the date of its filing.
           (1)  Amount Previously Paid:
                ----------------------------------------------------------
           (2)  Form, Schedule or Registration Statement No.:
                ----------------------------------------------------------
           (3)  Filing Party:
                ----------------------------------------------------------
           (4)  Date Filed:
                ----------------------------------------------------------

                                          May 12, 2000

Dear Shareholder:

    You are cordially invited to attend the 2000 Annual Meeting of Shareholders (the "Annual Meeting") of Diversified Corporate Resources, Inc. (the "Company"), which will be held at the Westin Park Central Hotel, 12720 Merit Drive, Dallas, Texas 75251 on June 21, 2000 at 10:00 a.m. Central Time.

    At the Annual Meeting, you will be asked to consider and vote upon the following: (1) the election of five directors to hold office until the next annual election of directors by shareholders or until their respective successors shall have been duly elected and shall have qualified, and (2) the transaction of any and all other business that may properly come before the meeting or any adjournment(s) thereof.

    Whether or not you plan to attend the meeting, please date, sign, and return the enclosed proxy for your shares of stock in the enclosed prepaid envelope. Your cooperation in returning your executed proxy promptly is appreciated. If you do attend the meeting, you may vote in person, which will effectively revoke any proxy previously submitted.

                                          Sincerely,

                                          J. MICHAEL MOORE
                                          CHAIRMAN OF THE BOARD AND
                                          CHIEF EXECUTIVE OFFICER

                     DIVERSIFIED CORPORATE RESOURCES, INC.
                     12801 N. CENTRAL EXPRESSWAY, SUITE 350
                              DALLAS, TEXAS 75243

                            ------------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD JUNE 21, 2000

                            ------------------------

To the Shareholders:

    You are cordially invited to attend the Annual Meeting of Shareholders (the "Annual Meeting") of Diversified Corporate Resources, Inc. (the "Company") to be held in Dallas, Texas on Wednesday, June 21, 2000 for the following purposes:

    1. To elect five directors of the Company to hold office until the next annual meeting of shareholders or until their respective successors are duly elected and shall have qualified.

    2. The transaction of any and all other business that may properly come before the meeting or any adjournment(s) thereof.

    Holders of record of the Company's Common Stock at the close of business on April 28, 2000, will be entitled to notice of, and to vote at, the Annual Meeting or any adjournment(s) thereof. The stock transfer books will not be closed. A list of shareholders entitled to vote at the Annual Meeting will be available for examination at the offices of the Company for ten (10) days prior to the Annual Meeting.

    You are cordially invited to attend the Annual Meeting; WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING IN PERSON, HOWEVER, YOU ARE URGED TO MARK, SIGN, DATE AND MAIL THE ENCLOSED FORM OF PROXY PROMPTLY SO THAT YOUR SHARES OF COMMON STOCK MAY BE REPRESENTED AND VOTED IN ACCORDANCE WITH YOUR WISHES AND IN ORDER THAT THE PRESENCE OF A QUORUM MAY BE ASSURED AT THE ANNUAL MEETING. Your proxy will be returned to you if you are present at the Annual Meeting and request its return in the manner provided for revocation of proxies on the initial page of the enclosed proxy statement.

                                          By Order of the Board of Directors,

                                          M. TED DILLARD
                                          SECRETARY

Dallas, Texas
May 12, 2000

                     DIVERSIFIED CORPORATE RESOURCES, INC.
                     12801 N. CENTRAL EXPRESSWAY, SUITE 350
                              DALLAS, TEXAS 75243

                            ------------------------

                                PROXY STATEMENT
                    FOR 2000 ANNUAL MEETING OF SHAREHOLDERS
                                 JUNE 21, 2000

                            ------------------------

                    SOLICITATION AND REVOCABILITY OF PROXIES

    The enclosed form of proxy is solicited by the Board of Directors of Diversified Corporate Resources, Inc. (the "Company") to be used at the Annual Meeting of Shareholders (the "Annual Meeting") to be held at the time and place and for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders (the "Notice") and at any adjournment(s) thereof. WHEN PROXIES IN THE ACCOMPANYING FORM ARE PROPERLY EXECUTED AND RECEIVED, THE SHARES REPRESENTED THEREBY WILL BE VOTED AT THE ANNUAL MEETING IN ACCORDANCE WITH THE DIRECTIONS NOTED THEREON; IF NO DIRECTION IS INDICATED, SUCH SHARES WILL BE VOTED FOR THE ELECTION OF DIRECTORS AND IN FAVOR OF THE OTHER PROPOSALS SET FORTH IN THE NOTICE.

    The executive offices of the Company are located at, and the mailing address of the Company is, 12801 North Central Expressway, Suite 350, Dallas, Texas 75243.

    Management does not intend to present any business at the Annual Meeting for a vote other than the matters set forth in the Notice and has no information that others will do so. If other matters requiring a vote of the shareholders properly come before the Annual Meeting, it is the intention of the persons named in the accompanying form of proxy to vote the shares represented by the proxies held by them in accordance with their judgment on such matters.

    This proxy statement (the "Proxy Statement") and accompanying form of proxy are being mailed on or about May 12, 2000. The Company's Annual Report is enclosed herewith, but does not form any part of the materials for solicitation of proxies.

    The enclosed proxy, even though executed and returned, may be revoked at any time prior to the voting of the proxy by giving written notice of revocation to the Secretary of the Company at the Company's principal executive offices or by executing and delivering a later-dated proxy or by attending the Annual Meeting and voting in person. However, no such revocation shall be effective until the Company at or before the Annual Meeting has received such notice. Such revocation will not affect a vote on any matters taken prior to receipt of such revocation. Mere attendance at the Annual Meeting will not of itself revoke the proxy.

    In addition to the solicitation of proxies by use of the mail, directors, officers, and regular employees of the Company may solicit the return of proxies, either by mail, telephone, telegraph, or through personal contact. Such directors, officers, and employees will not be additionally compensated but will be reimbursed for out-of-pocket expenses. Brokerage houses and other custodians, nominees, and fiduciaries will, in connection with shares of the Company's common stock, par value $.10 per share (the "Common Stock"), registered in their names, be requested to forward solicitation material to the beneficial owners of such shares of Common Stock.

    The cost of preparing, printing, assembling, and mailing the Annual Report, the Notice, this Proxy Statement, and the enclosed form of proxy, as well as the cost of forwarding solicitation materials to the beneficial owners of shares of Common Stock, and other costs of solicitation, are to be borne by the Company.

                     VOTING SECURITIES OUTSTANDING; QUORUM

    The record date for the determination of shareholders entitled to notice of and vote at the Annual Meeting was the close of business on April 28, 2000 (the "Record Date"). At the close of business on the Record Date there were 2,786,352 shares of Common Stock issued and outstanding, each of which is entitled to one vote on all matters properly brought before the Annual Meeting. Shareholders have no cumulative voting rights.

    The presence in person or by proxy of the holders of a majority of the issued and outstanding shares of Common Stock entitled to vote as of the Record Date is necessary to constitute a quorum at the Annual Meeting. Abstentions and broker non-votes are treated as present at the Annual Meeting and are, therefore, counted to determine a quorum. If a quorum is not present, the shareholders entitled to vote who are present in person or represented by proxy at the Annual Meeting have the power to adjourn the meeting from time to time, without notice or other announcement, until a quorum is present or represented. It is the intention of the persons named in the accompanying form of proxy to vote the shares represented by the proxies held by them for such an adjournment. At any adjourned meeting at which a quorum is present, any business may be transacted that might have been transacted at the Annual Meeting as originally notified.

    Assuming the presence of a quorum, the affirmative vote of the holders of
(a) a plurality of the shares of Common Stock represented and voting at the Annual Meeting is required for the election of directors, and (b) a majority of the shares of Common Stock present in person or represented by proxy at the Annual Meeting and entitled to vote therein is required to approve any and all other business that may properly come before the meeting or any adjournment(s) thereof.

    Abstentions may be specified on all proposals except the election of directors. Abstentions, with respect to any proposal other than the election of directors, will have the same effect as a vote against such proposal. Broker non-votes will have no effect on the outcome of the election of directors. With regard to the election of directors, votes may be cast in favor of or withheld from each nominee; votes that are withheld will be excluded entirely from the vote and will have no effect.

                  [Remainder of page intentionally left blank]

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

    The following table sets forth certain information regarding the beneficial ownership of the Common Stock as of April 28, 2000 by (a) each person known by the Company to own beneficially five percent or more of the outstanding Common Stock; (b) each of the Company's directors; (c) each of the executive officers named in the Summary Compensation Table below; and (d) all directors and executive officers of the Company as a group. The address of each person listed below is 12801 N. Central Expressway, Suite 350, Dallas, Texas 75243, unless otherwise indicated.

                                                                 SHARES BENEFICIALLY
                                                                     OWNED(1)(2)
                                                              --------------------------
NAME AND ADDRESS OF BENEFICIAL OWNER                           NUMBER           PERCENT
------------------------------------                          ---------         --------
DCRI L.P. No. 2, Inc........................................    621,700(3)       22.3%
J. Michael Moore............................................    838,367(3)(4)    28.9%
M. Ted Dillard..............................................    206,445(5)        7.2%
Samuel E. Hunter............................................     43,125(6)        1.5%
Deborah A. Farrington.......................................     35,625(7)        1.3%
A. Clinton Allen............................................     35,625(8)        1.3%
Douglas G. Furra............................................     37,167(9)        1.3%
Anthony G. Schmeck..........................................     10,000(10)       *
FMR Corp....................................................    247,300(11)       8.9%
First Wilshire Securities Management, Inc...................    159,500(12)       5.7%
All directors and executive officers as a group (7 persons)
  (4), (5), (6), (7), (8), (9), (10)........................  1,206,354          38.6%

------------------------

*   Represents less than 1% of outstanding Common Stock.

(1) Beneficial ownership as reported in the above table has been determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). The persons and entities named in the table have sole voting and investment power with respect to all shares shown as beneficially owned by them, except as noted below and subject to applicable community property laws.

(2) Except for the percentages of certain parties that are based on presently exercisable options that are indicated in the following footnotes to the table, the percentages indicated are based on 2,786,352 shares of Common Stock issued and outstanding on the Record Date. In the case of parties holding options, the percentage ownership is calculated on the assumption that the shares underlying such options which are vested or will be vested in the next 60 days are outstanding.

(3) These shares (the "Shares") were acquired by DCRI L.P. No. 2, Inc.
    ("No. 2") from Ditto Properties Co. ("DPC") as a result of a series of transactions culminating in March 1993. DPC has since filed a lawsuit against No. 2 (the "Litigation") in which it is claiming, among other things, that its sale of the Shares to No. 2 in March 1993 should be rescinded. The trial court, however, granted No. 2's motion for summary judgment dismissing DPC's rescission claim. DPC has also filed a
    Schedule 13D claiming that it is the beneficial owner of the Shares based on a successful outcome of DPC's rescission claim. The Litigation is described in the Company's Annual Report on Form 10-K, Item 3. No. 2 holds sole voting and investment power with respect to the Shares, subject to the rights retained by (a) Imperial Bank in connection with a loan (the "Imperial Loan") to No. 2, the current balance of which is $550,000 and is due May 7, 2000, (b) Bank One Texas in connection with a loan (the "Bank One Loan") to No. 2, the current balance of which is $825,000 and is due July 10, 2000, and (c) Compass Bank in connection with two loans (collectively the "Compass Loan") to No. 2, the current balance of which is $427,000 and is due
    May 15, 2000. No. 2 has granted a security interest to (i) Imperial Bank to secure the Imperial Loan with 275,000 shares of Common Stock, (ii) to Bank

    One Texas to secure the Bank One Loan with 175,000 shares of Common stock,
    (iii) Compass Bank to secure the Compass Loan with 165,000 shares of Common Stock, and (iv) to the Company, in connection with the Compass Bank transaction, with 25,000 shares of Common Stock (see "Certain Relationships and Related Transactions" for more information related to the Company's agreement to purchase the Compass Loan in the event No. 2 and J. Michael Moore default in their obligations to repay the Compass Loan). No. 2 is currently renegotiating these loans. No. 2 has granted an option (the "Hunter Option") to Samuel E. Hunter, a director of the Company, to purchase an aggregate of 20,000 shares of Common Stock at $5.00 per share, which option expires on July 31, 2002. The address of No. 2 is 12801 North Central Expwy, Suite 260, Dallas, Texas 75243.

(4) Includes the Shares beneficially owned by No. 2 (as J. Michael Moore owns substantially all of the capital stock of No. 2), and 119,167 shares of Common Stock issuable upon the exercise of options.

(5) Includes 65,445 shares of Common Stock issuable upon the exercise of options. Mr. Dillard owns 7.5% of the capital stock of No. 2 and in January, 2000, Mr. Dillard exercised the right to acquire an additional 2.5% of the capital stock of No. 2; such shares have yet to be issued to Mr. Dillard. None of the shares of Common Stock owned by No. 2 are included in the shares of Common Stock owned by Mr. Dillard.

(6) Includes 43,125 shares of Common Stock issuable upon the exercise of options. This number excludes 20,000 shares of Common Stock issuable upon exercise of the Hunter Option. The address of Mr. Hunter is 501 East
    87th Street, 17E, New York, New York 10128.

(7) Consists of 35,625 shares of Common Stock issuable upon the exercise of options. The address of Ms. Farrington is 929 Park Avenue, New York, New York 10028.

(8) Consists of 35,625 shares of Common Stock issuable upon the exercise of options. The address of Mr. Allen is 1280 Massachusetts Avenue, No. 200, Cambridge, Mass. 02138.

(9) Includes 36,667 shares of Common Stock issuable upon the exercise of options.

(10) Includes 5,000 shares of Common Stock issuable upon the exercise of options.

(11) The address of FMR Corp. is 82 Devonshire St., Boston, MA 02109.

(12) The address of First Wilshire Securities Management, Inc. is 600 South Lake Street, Suite 100, Pasadena, CA 91106.

                             ELECTION OF DIRECTORS
                                  (PROPOSAL 1)

    The Company's Bylaws provide that the number of directors which shall constitute the whole board shall be fixed from time to time by resolution of the Board of Directors but shall not be less than one. On April 21, 1998, the number of directors comprising the Board of Directors was set at five.

    The Board of Directors has nominated for directors the five individuals named below to be elected at the Annual Meeting to hold office until the next annual meeting of shareholders, or until their successor has been duly elected and has qualified. All of the nominees are currently directors of the Company. Unless otherwise directed in the enclosed proxy, it is the intention of the persons named in such proxy to vote the shares represented by such proxy for the election of the following named nominees for the offices of directors of the Company to hold office until the next annual meeting of shareholders or until their respective successors shall have been duly elected and shall have qualified. Information regarding each nominee is set forth in the table and text below.

                                                                             PRESENT
                                                                         OFFICE(S) HELD        DIRECTOR
NOMINEE                                                     AGE          IN THE COMPANY         SINCE
-------                                                   --------   -----------------------   --------
                                                                       Chairman and Chief
J. Michael Moore........................................     53         Executive Officer        1991
M. Ted Dillard..........................................     47      President and Secretary     1991
A. Clinton Allen........................................     56               None               1998
Deborah A. Farrington...................................     49               None               1997
Samuel E. Hunter........................................     65               None               1997

    J. MICHAEL MOORE has served as the Chairman of the Board of Directors of the Company since May 1991. Mr. Moore has served as Chief Executive Officer of the Company since May 1993. He has been President and Chief Executive Officer of United States Funding Group, Inc., a Texas corporation, since 1986. Mr. Moore is the principal shareholder of DCRI L.P. No. 2, Inc., a Texas corporation.
Mr. Moore is also a minority shareholder in More-O, Inc. See "Security Ownership of Certain Beneficial Owners and Management."

    M. TED DILLARD has served on the Board of Directors of the Company since August 1991. Mr. Dillard has served as President of the Company since
October 1996. Prior to that, he was the Chief Financial Officer of the Company from January 1994 to October 1996. He has been Secretary of the Company since January 1994, and was Controller of the Company from June 1990 to January 1994. Mr. Dillard is a Certified Public Accountant, Certified Management Accountant and Certified Financial Planner.

    A. CLINTON ALLEN was elected to the Board of Directors on April 21, 1998, by unanimous consent of the Board of Directors. Mr. Allen has been Chairman and Chief Executive Officer of A.C. Allen and Company, an investment banking and consulting firm, since 1987. He also serves on the board of directors of The DeWolfe Companies, Swiss Army Brands Inc., Response U.S.A. Inc., Steinway Musical and Legal Club of America, Inc. He served on the board of directors of Blockbuster Entertainment Corporation from 1986 until the acquisition of the Company by Viacom/Paramount in September of 1994. None of such companies is an affiliate of the Company.

    DEBORAH A. FARRINGTON was elected to the Board of Directors of the Company on November 12, 1997, by unanimous vote of the Board of Directors. Since
May 1998, Ms. Farrington has been a consultant to the Company in addition to functioning as a director (see "Board of Directors and Committee--Director Compensation"). Since May, 1998, Ms. Farrington has been Managing Member of the general partner of StarVest Partners, L.P., a private equity investment firm. From 1993 to 1997, Ms. Farrington served as Co-Chairman of Victory Ventures LLC and President and Chief Executive

Officer of its predecessor Victory Capital, LLC, both venture capital companies in New York City. From 1993 to 1996, Ms. Farrington also served as Chairman of the Board of Staffing Resources Inc., a Dallas based staffing services company. She also served as Co-Chairman of the Board of Tigera Group, Inc. from 1995 to 1996.

    SAMUEL E. HUNTER was elected to the Board of Directors of the Company on February 28, 1997, by unanimous vote of the Board of Directors. Since
October 1, 1997, Mr. Hunter has served as Senior Vice President of sales for OptiMark Technologies, Inc., an electronic trading network. From 1993 to 1997, he served as managing director for equities trading for Ormes Capital
Markets, Inc. in New York City. Mr. Hunter is also a minority shareholder and director in More-O, Inc. Mr. Hunter is also engaged in various other business activities. See "Security Ownership of Certain Beneficial Owners and Management."

    None of the nominees is related to any other nominee or to any executive officer or director of the Company by blood, marriage or adoption (except relationships, if any, more remote than first cousin).

                       BOARD OF DIRECTORS AND COMMITTEES

    The Board of Directors held six (6) meetings during the year ended December 31, 1999. All directors of the Company during that time attended 100% of the meetings of the Board of Directors.

    Working committees of the Board include the Audit Committee and the Compensation Committee. The Board of Directors does not have a standing Nominating Committee.

    AUDIT COMMITTEE. The Audit Committee consists of Mr. Hunter (Chairman), Ms. Farrington, and Mr. Allen. The function of the Audit Committee is to make recommendations concerning the engagement of independent public accountants, review with the independent public accountants the plans and results of the audit engagement, approve professional services provided by the independent public accountants, review the independence of the independent public accountants, consider the range of audit and non-audit fees and review the adequacy of the Company's internal accounting controls. During 1999, the Audit Committee held one meeting.

    COMPENSATION COMMITTEE. The Compensation Committee consists of Mr. Allen, Ms. Farrington and Mr. Hunter. The Chairman of the Compensation Committee is Mr. Allen. The Compensation Committee determines the compensation of the Company's executive officers and administers the Company's stock option plans. During 1999, the Compensation Committee held three meetings and took certain actions by unanimous consent.

    OTHER COMMITTEES. The Board of Directors may establish other committees as deemed necessary or appropriate from time to time, including, but not limited to, an Executive Committee of the Board of Directors.

DIRECTOR COMPENSATION

    In 1999, members of the Board of Directors received $8,000 per quarter with no meeting fees. In addition, members of committees received $500 for each committee meeting attended. Mr. Hunter, Chairman of the Audit Committee, receives $1,000 for each Audit Committee meeting attended, and Mr. Allen, Chairman of the Compensation Committee receives $1,000 per month as Chairman of the Compensation Committee.

    Members of the Board of Directors who are employees of the Company received no compensation for attending Directors' meetings.

    In 1999, the Company paid $4,000 per month to Deborah A. Farrington, a director of the Company, in accordance with the terms of the May, 1998 consulting agreement, pursuant to which Ms. Farrington agreed to provide consulting services to the Company in connection with an acquisition program of the Company.

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF EACH OF THE
               INDIVIDUALS NOMINATED FOR ELECTION AS A DIRECTOR.

                               EXECUTIVE OFFICERS

    The table and text below set forth the name, age, current position and term of office of the Company's executive officers other than those executive officers who are also directors of the Company and for whom such information is set forth above under the caption "Election of Directors."

NAME                                                   AGE                    POSITION
----                                                 --------   -------------------------------------
Anthony G. Schmeck.................................     47      Chief Financial Officer and Treasurer

    ANTHONY G. SCHMECK was appointed Chief Financial Officer of the Company on April 14, 2000. Mr. Schmeck joined the Company in September 1999 as its Principal Accounting Officer and Director of Accounting. Previously, from
March 1998 to September 1999, Mr. Schmeck was the Chief Administrative Officer and Corporate Controller at Landmark Financial Services, Inc. (a financial services business). Mr. Schmeck also held senior level financial positions at Nu-Kote Holding, Inc. (a manufacturer of ribbons and cartridges for printers, copiers and fax machines) from 1987 to 1997 (at the time of his resignation of employment with Nu-Kote Holding, Inc. Mr. Schmeck was Senior Vice President, Corporate Controller and Secretary). Mr. Schmeck also held senior level financial positions at Rockwell International (a multi-industry concern) from 1978 to 1987. He was an auditor at Price Waterhouse (an international accounting firm now named PricewaterhouseCoopers L.L.P.) from 1974 to 1978. On November 6, 1998, Nu-Kote Holding, Inc. filed a bankruptcy petition for protection from creditors under Chapter 11 of the Federal Bankruptcy Act; such bankruptcy proceedings are still pending.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    Section 16(a) of the Exchange Act requires the Company's officers and directors, and persons who own more than 10% of a registered class of the Company's equity securities (the "10% Shareholders"), to file reports of ownership and changes of ownership with the Securities and Exchange Commission ("SEC"). Officers, directors and 10% Shareholders of the Company are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms so filed. Based solely on a review of copies of such forms received, the Company believes that, except as below provided, all filing requirements under
Section 16(a) applicable to its officers, directors and 10% Shareholders have been timely met since January 1, 1999 to date. The exceptions are as follows:
(a) in connection with a transaction in January 1999, Mr. Moore and No. 2 were required to file Form 4 but such filing was not made until February 11, 1999,
(b) in February, 1999, Messrs. Moore, Dillard, Furra, Anthony J. Bruno (an executive with a subsidiary of the Company) and James L. Woo (an executive with a subsidiary of the Company) were all one day late in filing their Form 5's for 1999, (c) in November, 1999, Mr. Schmeck was two days late in filing a required Form 3, and (d) in March 2000, Messrs. Schmeck and Dillard were two days and five days, respectively, late in filing their required Form 4.

                             EXECUTIVE COMPENSATION

    The following table summarizes certain information regarding compensation paid or accrued during each of the Company's last three fiscal years to the Company's Chief Executive Officer and each of the Company's three other most highly compensated executive officers (the "Named Executive Officers"):

                           SUMMARY COMPENSATION TABLE

                                                                                   LONG-TERM
                                                                                  COMPENSATION
                                                                                     AWARDS
                                                                                  ------------
                                                  ANNUAL COMPENSATION              SECURITIES
                                         --------------------------------------    UNDERLYING
                                                                   OTHER ANNUAL    ALL OTHER
                                                                   COMPENSATION   OPTIONS/SARS
NAME AND PRINCIPAL POSITION    YEARS     SALARY($)   BONUS($)(1)      ($)(2)         (#)(3)      COMPENSATION($)
---------------------------   --------   ---------   -----------   ------------   ------------   ---------------
J. Michael Moore............    1999     $220,996      $    --        $38,000           --           $     --
                                1998      188,320       55,805         23,500      100,000(4)              --
  Chairman and Chief            1997      172,196       54,078          3,000           --                 --
  Executive Officer

M. Ted Dillard..............    1999     $170,040      $    --        $28,087           --           $     --
                                1998      157,707       46,504         18,700       66,667                 --
  President and Secretary       1997      135,664       45,065          3,000           --                 --

Douglas G. Furra(5).........    1999     $122,112      $    --        $    --           --           $     --
                                1998      115,408       27,902             --       10,000                 --
  Former Chief Financial        1997       57,500       20,279             --       30,000                 --
  Officer and Treasurer

Anthony G. Schmeck(6).......    1999     $ 29,377      $    --        $    --       20,000           $     --
                                1998           --           --             --           --                 --
  Chief Financial Officer       1997           --           --             --           --                 --
  and Treasurer

------------------------

(1) Each executive's bonus is calculated as a percentage of after-tax net income ("Profits"). Bonuses for Messrs. Moore, Dillard and Furra are calculated as a percentage of Profits of the Company's subsidiary companies on a consolidated basis.

(2) Includes perquisites and other personal benefits if value is greater than the lesser of $50,000 or 10% of reported salary and bonus. Includes directors fees for each of Mr. Moore and Mr. Dillard of $1,500, and $3,000 in 1998 and 1997, respectively. Includes deferred compensation for Mr. Moore of $38,000 and $22,000, respectively, and Mr. Dillard of $27,000 and $16,500, respectively, in 1999 and 1998.

(3) All options granted in 1997 were granted pursuant to the 1996 Nonqualified Stock Option Plan (the "1996 Plan"). All options granted in 1998 were granted pursuant to the 1998 Non-Qualified Stock Option Plan (the "1998 Plan").

(4) In April 1998, Mr. Moore was granted (the "1998 Grant") options to purchase 100,000 shares of Common Stock contingent upon the exercise by Mr. Moore of previously granted options (the "Existing Options") to purchase 124,000 shares. In April 1999, the 1998 Grant was reduced to options to purchase 62,500 shares as a result of Mr. Moore's partial exercise of the Existing Options. As reduced, the 1998 Grant vests at the rate of 5,208 shares per quarter, beginning June 30, 1998.

(5) Effective as of March 31, 2000, Mr. Furra resigned as the Treasurer and Chief Financial Officer of the Company.

(6) Mr. Schmeck became the Chief Financial Officer of the Company on April 14, 2000. Mr. Schmeck joined the Company in September 1999 as the Principal Accounting Officer and Director of Accounting.

STOCK OPTION GRANTS DURING 1999

    The following table provides information with respect to the Named Executive Officers concerning the grant of options to acquire Common Stock in 1999.

                     OPTION/SAR GRANTS IN LAST FISCAL YEAR

                                                                                       POTENTIAL REALIZABLE
                                                INDIVIDUAL GRANTS                        VALUE OF ASSUMED
                             -------------------------------------------------------       ANNUAL RATES
                               NUMBER OF      % OF TOTAL                                  OF STOCK PRICE
                              SECURITIES     OPTIONS/SARS                                APPRECIATION FOR
                              UNDERLYING      GRANTED TO     EXERCISE                     OPTION TERM(2)
                             OPTIONS/SARS    EMPLOYEES IN     OR BASE     EXPIRATION   ---------------------
NAME                         GRANTED(#)(1)   FISCAL YEAR    PRICE($/SH)      DATE        5%($)      10%($)
----                         -------------   ------------   -----------   ----------   ---------   ---------
Anthony G. Schmeck.........     20,000          41.67%         $3.625        10-09      $45,595    $115,546

------------------------

(1) All of the options granted to Named Executive Officer in 1999 were granted under the 1998 Plan.

(2) The dollar amounts under these columns represent the potential realizable value of each grant of options assuming that the market price of the Company's Common Stock appreciates in value from the date of grant at the 5% and 10% annual rates prescribed by the SEC and, therefore, are not intended to forecast possible future appreciation, if any, of the price of the Company's Common Stock.

AGGREGATED STOCK OPTION/SAR EXERCISES DURING 1999 AND STOCK OPTION/SAR VALUES AS
  OF DECEMBER 31, 1999

    The following table sets forth information with respect to the Chief Executive Officer and the Named Executive Officers concerning the exercise of options during 1999 and unexercised options held as of December 31, 1999:

               AGGREGATE OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                          AND FY-END OPTION/SAR VALUES

                                                                           NUMBER OF        VALUE OF
                                                                          SECURITIES       UNEXERCISED
                                                                          UNDERLYING      IN-THE-MONEY
                                                                          UNEXERCISED     OPTIONS/SARS
                                                                         OPTIONS/SARS       AT FISCAL
                                                                           AT FISCAL        YEAR END
                                                                        YEAR END(#)(1)      ($)(1)(2)
                                              SHARES                    ---------------   -------------
                                            ACQUIRED ON      VALUE       EXERCISABLE/     EXERCISABLE/
NAME                                        EXERCISE(#)   REALIZED($)    UNEXERCISABLE    UNEXERCISABLE
----                                        -----------   -----------   ---------------   -------------
J. Michael Moore..........................     72,500       $64,982     114,048/25,952      $ 0/$  0
M. Ted Dillard............................         --            --      59,889/27,778      $ 0/$  0
Douglas G. Furra..........................         --            --      30,833/ 9,167      $ 0/$  0
Anthony G. Schmeck........................         --            --       2,500/17,500      $ 0/$  0

------------------------

(1) The amounts under the headings entitled "Exercisable" reflect vested options as of December 31, 1999 and the amounts under the headings entitled "Unexercisable" reflect options that have not vested as of December 31, 1999.

(2) No options outstanding are in-the-money at December 31, 1999 based on the $2.875 per share closing price of the Common Stock on December 31, 1999.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    No member of the Compensation Committee was an officer or employee of the Company or any of its subsidiaries or had any relationship requiring disclosure pursuant to Item 404 of SEC Regulation S-K. No executive officer of the Company served as a member of a compensation committee of another corporation (or other board committee of such company performing similar functions or, in the absence of any such committee, the entire board of directors of such corporation), one of whose executive officers served on the Compensation Committee. No executive officer of the Company served as a director of another corporation, one of whose executive officers served on the Compensation Committee.

REPORT FROM THE COMPENSATION COMMITTEE REGARDING EXECUTIVE COMPENSATION

    MEMBERSHIP. The Compensation Committee currently consists of three individuals: A. Clinton Allen (who is the Chairman of the Compensation Committee), Deborah A. Farrington and Samuel E. Hunter. Mr. Allen became a member of the Board and the Chairman of the Compensation Committee on April 21, 1998.

    RESPONSIBILITIES. The Compensation Committee is responsible for establishing the level of compensation of the executive officers of the Company and administering the 1996 Plan and the 1998 Plan. The compensation review and evaluation is conducted by reviewing the overall performance of each individual and comparing the overall performance of the Company with others in its industry, as well as considering general economic and competitive conditions. The financial performance of the Company on a yearly basis and as compared with the Company's Peer Group (see "Comparative Total Returns," below) and the industry as a whole, the Company's stock price and market share, and the individual performance of each of the executive officers, are among the factors reviewed. No particular weight is assigned to one factor over another.

    GENERAL COMPENSATION POLICY. Our fundamental policy is to offer the Company's executive officers competitive compensation opportunities based upon their personal performance, the financial performance of the Company and their contribution to that performance. It is our objective to make a substantial portion of each officer's compensation contingent upon the Company's performance as well as upon his or her own level of performance. Accordingly, each executive officer's compensation package is comprised of three elements: (a) base salary, which reflects individual performance and is designed primarily to be competitive with salary levels of similarly sized companies; (b) annual variable performance awards payable in cash and tied to the Company's achievement of performance goals; and (c) long-term stock based incentive awards which strengthen the mutuality of interests between the executive officers and the Company's shareholders. Generally, as an officer's level of responsibility increases, a greater portion of his or her total compensation will be dependent upon Company performance and stock price appreciation rather than base salary.

    EMPLOYMENT AGREEMENTS AND COMPENSATION. The Company is a party to employment agreements with Messrs. Moore and Dillard, and contemplates finalizing such an agreement with Mr. Schmeck. Both of the existing agreements provide for an annual base salary and certain other benefits. The Compensation Committee has in the past, and may continue in the future, to approve salaries above the agreed-upon base salaries based upon the factors listed above. See "Employment Contracts and Change in Control Arrangements," below, for specific information as to the terms of each of these employment agreements. Bonuses for the Company's executive officers are determined by the Compensation Committee pursuant to an incentive plan below discussed. See "--Executive Bonus Plan," below.

    During 1999, the Chief Executive Officer and President received salaries averaging 17.3%, and 7.8% over 1998 levels. In comparison to the salary levels of the chief executive officers and presidents of companies within the Company's Peer Group, the salaries of Messrs. Moore and Dillard are below average. Likewise, the salaries of other executives of the Company are lower than the average of those named in the public documents of the Company's Peer Group.

    EXECUTIVE BONUS PLAN. As a result of the Company's performance, no executive bonuses were paid for 1999. In December 1999, the Compensation Committee established an Executive Bonus Plan pursuant to which a bonus pool will be established based upon the Company's net income (after tax income exclusive of non-operating and non-recurring gains and losses and exclusive of write-off of capitalized expenses). The amount of such bonus pool will be
(a) zero if the Company's net income is $1,000,000 or less, (b) seven percent (7%) of the Company's net income for Messrs. Moore (3%), Dillard (2.5%) and Schmeck (1.5%) if the Company's net income increases (in relationship to the Company's net income in the preceding year) at a rate of less than 20%, and
(c) nine and three quarters percent (9 3/4%) of the Company's net income for Messrs. Moore (4.25%), Dillard (3.5%) and Schmeck (2.0%) if the Company's net income increases (in relationship to the Company's net income in the preceding year or over the $1,000,000 net income base) at a rate of 20% or more. Based on the same type of formula, additional bonus amounts may be awarded to other executives of the Company who are not executive officers of the Company.

    EQUITY COMPENSATION. The executive officers are also granted stock options from time to time under the 1996 Plan and the 1998 Plan. The timing of such grants and the size of the overall option pools and their allocations are determined by the Compensation Committee. Pursuant to guidelines established by the Compensation Committee in December 1999, it is anticipated that (a) no stock options will be granted to the Company's existing executive officers unless the Company's net income (as above defined) increases (in relationship to the prior year or over the $1,000,000 net income base) by at least 20%, and (b) the number of stock options to be granted to the executive officers of the Company will be based upon the following formula:

    a. Moore--1 1/2 (such amount shall be increased by the same percentage increase of net income for the year over the greater of $1,000,000 or the prior year net income) times Mr. Moore's annual salary divided by the price of the Common Stock on December 31 (or the last trading day of the year if December 31 is not a business day) of the year involved.

    b. Dillard--1 1/4 (subject to adjustment in the same manner as described above for Mr. Moore) times Dillard's annual salary divided by the price of the Common Stock on the same date as provided above for Mr. Moore.

    c. Schmeck-- 3/4 (subject to adjustment in the same manner as above described for Mr. Moore) times Mr. Schmeck's annual salary divided by the price of the Common Stock on the same date as provided above for Mr. Moore.

    TAX CONSEQUENCES. The Omnibus Budget Reconciliation Act of 1993 added
Section 162(m) ("Section 162(m)") to the Internal Revenue Code. With certain exceptions, Section 162(m) prevents publicly held corporations, including the Company, from taking a tax deduction for compensation in excess of $1 million paid to the Chief Executive Officer and the other persons named in the Summary Compensation Table in this Proxy Statement ("Covered Persons"). For purposes of
Section 162(m), this limitation will apply to the tax year in which the Company would otherwise take the deduction. For nonqualified stock options the deduction is normally taken in the year the option is exercised. However, Section 162(m) will not apply to limit the deductibility of performance-based compensation exceeding $1 million if (i) paid solely upon attainment of one or more performance goals, (ii) paid pursuant to a performance-based compensation plan adopted by the Compensation Committee, and (iii) the terms of the plan are approved by the shareholders before payment of the compensation.

    The Compensation Committee has previously reviewed the Company's compensation plans with regard to the deduction limitation contained in
Section 162(m). The Compensation Committee believes that option grants under the 1996 Plan (the "1996 Options") do not meet the requirements of

Section 162(m) to be considered performance-based compensation. Therefore,
Section 162(m) could limit the Company's deduction in any tax year in which a Covered Employee who received 1996 Options exercises some or all of such Covered Employee's 1996 Options and such recipient's total compensation, including the value of the exercised options, exceeds $1 million in that taxable year.

    The Compensation Committee decided not to alter the Company's compensation plans with respect to existing 1996 Options, but does believe that options granted and repriced to Covered Employees under the 1998 Plan will meet the deductibility requirements of Section 162(m).

                                          COMPENSATION COMMITTEE
                                          A. Clinton Allen
                                          Deborah A. Farrington
                                          Samuel E. Hunter

            EMPLOYMENT AGREEMENTS AND CHANGE IN CONTROL ARRANGEMENTS

    The Company has entered into agreements with Messrs. Moore, Dillard, and it is expected to complete such an agreement with Mr. Schmeck, that provide that:
(a) base compensation payable to Mr. Moore, Mr. Dillard and Mr. Schmeck be not less than $150,000 per annum, $125,000 per annum, and $114,000 per annum, respectively (the current annual salaries for such individuals are $190,000 for Mr. Moore, $162,000 for Mr. Dillard and $127,500 for Mr. Schmeck; the increase in the base compensation of Mr. Schmeck is subject to ratification by the Compensation Committee); (b) Mr. Moore shall be the Chief Executive Officer of the Company and shall report to the Board of Directors of the Company;
(c) Mr. Dillard shall be the President and Secretary of the Company and shall report to Mr. Moore; and (d) Mr. Schmeck shall be the Chief Financial Officer and Treasurer of the Company and shall report to Mr. Dillard (e) all three of these individuals shall have the right to participate in all of the benefit, bonus and incentive compensation plans of the Company and its subsidiaries. The employment agreements for Mr. Moore and Mr. Dillard provide that during such executive's agreement, the Company shall fund a deferred compensation program (the "Deferred Compensation Program") for such executive in the amount of $2,000 and $1,500 per month, respectively. The employment agreements for Mr. Moore and Mr. Dillard provide that the term of the employment agreement shall be for a period of three (3) years beginning January 1, 1998 and ending December 31, 2000 (the "Termination Date") and the employment agreement for Mr. Schmeck shall be for a period of two years beginning September 22, 1999 and ending September 21, 2001. With respect to Messrs. Moore and Dillard, the Termination Date in effect shall be automatically extended for one (1) year unless (i) the employment agreement has already been terminated prior to the Termination Date for a reason permitted thereunder, or (ii) either the Company or the executive gives written notice (the "Non-Renewal Notice") that the employment agreement should not be renewed at least six (6) months in advance of the Termination Date then in effect. The employment agreements for Mr. Moore and Mr. Dillard provide that if the executive's employment with the Company is terminated without cause, the Company agrees to pay such executive an amount equal to the base compensation that would have been paid to such executive during the period of the time from the date of termination of such executive's employment with the Company until the Termination Date and for a period of twelve (12) months (the "Extension Period") following the Termination Date. In addition, if the executive's employment is terminated without cause, the executive shall be entitled to receive a pro rata share of any bonus or incentive compensation that such executive would otherwise have been entitled to receive had he remained employed for the entirety of the calendar year involved and shall have 12 months following such termination within which to exercise his options. It is anticipated that the employment agreements of Messrs. Moore and Dillard will be renegotiated in the near term and that, unless such negotiations are completed by June 30, 2000, the Non-Renewal Notice will be given by the Company to both Mr. Moore and Mr. Dillard prior to such date.

    Effective April 30, 1998, the employment agreements of the Chief Executive Officer and the President were amended. The amendments to these employment agreements provide that upon a Special Change in Control (as defined below) of the Company and if the executive's employment with the Company is terminated for any reason other than Voluntary Termination (as defined in the respective employment agreements) or terminated for cause during the twenty-four
(24) month period beginning on the Effective Date of such change in control,
(a) the payments to the executive under the employment agreement for the Extension Period shall be at such times and in such amounts as would have been paid to the executive during the Extension Period had the executive's employment not been terminated and (b) the Company's obligation to fund the Deferred Compensation Program shall extend until the expiration of the Extension Period.

    With respect to change of control provisions related to stock options, each of the 1996 Plan and the 1998 Plan contain certain change in control provisions. In addition, if with respect to any of Messrs. Moore, Dillard or Schmeck a Special Change in Control occurs and such executive's employment with the Company terminates for any reason other than Voluntary Resignation or Termination for Cause

(as defined in the executive's respective Stock Option Agreement), such executive's stock options will become fully vested, notwithstanding any other vesting provisions.

    For this purpose, the term "Special Change in Control" means (a) any person or entity, including a "group" as defined in Section 13(d)(3) of the Exchange Act, other than the Company, a majority-owned subsidiary thereof, or Mr. Moore and any affiliate of Mr. Moore, becomes the beneficial owner (as defined pursuant to Schedule 13(d) under the Exchange Act) of the Company's securities having 25% or more of the combined voting power of the then outstanding securities of the Company that may be cast for the election of directors of the Company; or (b) if, as the result of, or in connection with, any cash tender or exchange offer, merger or other business combination, sales of assets or contested election, or any combination of the foregoing transactions, less than a majority of the combined voting power of the then outstanding securities of the Company or any successor corporation or entity entitled to vote generally in the election of the directors of the Company or such other corporation or entity after such transaction are beneficially owned (as defined pursuant to Section 13(d) of the Exchange Act) in the aggregate by the holders of the Company's securities entitled to vote generally in the election of directors of the Company immediately prior to such transaction; or (c) if, during any period of two consecutive years, individuals who at the beginning of any such period constitute the Board of Directors of the Company cease for any reason to constitute at least a majority thereof, unless the election, or the nomination for election by the Company's shareholders, of each director of the Company first elected during such period was approved by a vote of at least two-thirds of the directors of the Company then still in office who were directors of the Company at the beginning of any such period.

                           COMPARATIVE TOTAL RETURNS

PERFORMANCE GRAPH

    The following Performance Graph shows the changes over the five year period from December 31, 1994 to December 31, 1999 in the value of $1,000 invested in:
(a) the Company's Common Stock; (b) the Russell 2000 Index; and (c) the common stock of the Peer Group (as defined below) of companies, whose returns represent the arithmetic average for such companies and includes such companies in such average only during the years that any of such companies were publicly traded. The values with each investment as of the beginning of each year are based on share price appreciation and the reinvestment with dividends on the respective ex-dividend dates. The change in the Company's performance for the year ended December 31, 1999, results from the price of the Company's Common Stock decreasing from $5.00 per share at December 31, 1998 to $2.875 per share at December 31, 1999.

COMPARISON OF CUMULATIVE TOTAL RETURNS FROM YEAR-END 1994 THROUGH YEAR-END 1999

          EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

                                                              RUSSELL 2000     DCRI     PEER GROUP
                                                              ------------   --------   ----------
12/31/94....................................................     $1,000      $ 1,000      $1,000
12/31/95....................................................     $1,200      $ 1,920      $1,080
12/31/96....................................................     $1,390      $25,000      $2,420
12/31/97....................................................     $1,700      $61,540      $2,260
12/31/98....................................................     $1,660      $38,460      $2,070
12/31/99....................................................     $2,010      $22,110      $1,270

    The Company's Peer Group, as selected by the Company's Compensation Committee, consists of the following companies whose businesses, taken as a whole, resemble the Company's activities: Butler

International, Inc., General Employment Enterprises, Inc, RCM
Technologies, Inc., Professional Staffing, Comforce Corp., National Technical Systems, Inc., and National TechTeam, Inc. In previous years, the Company's Peer Group included Lamalie Associates, which was party to a merger in 1999 and no longer exists.

    This graph above assumes $1,000 invested on December 31, 1994 in the Common Stock of the Company, the Russell 2000 Index, and the Peer Group and was plotted using the above data.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

    The Company and Mr. Moore have an agreement pursuant to which, in connection with pending litigation involving the Company, Mr. Moore, DCRI L.P. No. 2, Inc ("No. 2"), Ditto Properties Company and others, the Company has agreed to advance funds to pay certain legal fees which are the obligation of Mr. Moore and/or No. 2. During 1999, the Company paid various expenses on behalf of Mr. Moore or No. 2 in the amount of approximately $72,000. Such amount was non-interest bearing and not collateralized and is included in receivables from related parties in the Company's consolidated balance sheets. To date during 2000, the Company has advanced Mr. Moore or No. 2 an additional $127,000 related to the same matters.

    On January 12, 1999, the Company entered into (a) a note purchase agreement (the "Agreement") with Compass Bank (the "Bank"), and No. 2, which is principally owned by Mr. Moore, pursuant to which the Company agreed to purchase from the Bank, in the event of a default by the Borrower and Mr. Moore (as guarantor), the following: (i) two promissory notes (collectively the "Notes") executed by the Borrower payable to the Bank in the principal amount of $500,000, and (ii) all instruments collateralizing repaying of the Notes including, without limitation, a pledge agreement related to 165,000 shares of Common Stock which are owned by the Borrower and which have been pledged by the Borrower as collateral for the Notes, and (b) a bank transaction agreement (the "Related Agreement") with the Borrower and Mr. Moore which obligated the Borrower and/or Mr. Moore to (i) pledge and convey to the Company 50,000 shares (subsequently reduced to 25,000 shares) of Common Stock to collateralize the Company under the terms of both the Agreement and the Related Agreement,
(ii) pay the Company 5,000 shares of Common Stock for entering into the Agreement, and (iii) waive the right of Mr. Moore to exercise options to purchase, at $2.50 per share, 5,000 shares of Common Stock pursuant to options previously granted to Mr. Moore by the Company. The proceeds from the loans evidenced by the Notes have been advanced to $427,000 by the Bank and have been used in part to fund Mr. Moore's purchase, at $2.50 per share (for an aggregate amount of $181,250), of 72,500 shares of Common Stock pursuant to exercising stock options previously granted to him by the Company.

    In 1999, More-O, Inc., a corporation in which Mr. Moore and Mr. Samuel E. Hunter, directors of the Company are minority shareholders, paid the Company $15,000 for the sub-lease of office space. Also in 1999, More-O, Inc. paid approximately $2,000 to Train International, Inc. (a subsidiary of the Company) for training services provided to certain clients of More-O, Inc. Mr. Hunter is also a director of More-O, Inc.

    With respect to Ms. Farrington, see "Board of Directors and Committees--Director Compensation," above.

    On July 17, 1998, Mr. Dillard exercised options to purchase 84,000 shares of Common Stock for an aggregated purchase price of $257,250. The purchase price was paid with 7,500 shares (acquired in 1997) of Common Stock valued at $89,500 (based upon the closing price of the Common Stock on July 16, 1998, on the American Stock Exchange) and the remainder was paid in cash. In connection with this transaction the Company loaned Mr. Dillard approximately $149,000, which amount was subsequently reduced to approximately $90,000 (the "Tax Loan"), to cover his income tax liability associated with the transaction.

The Tax Loan bears interest at the applicable federal rate which is payable quarterly, is collateralized by 20,000 shares of Common Stock, and is due
July 17, 2003. As of April 1, 2000, the applicable federal rate was 6.51% per annum. On October 12, 1998, the Company loaned Mr. Dillard approximately $125,000 (the "Company Loan"). The Company Loan bears interest at 8% per annum, provides that interest is payable quarterly, is collateralized by 43,400 shares of Common Stock, and is due October 12, 2001. The collateral for the Company Loan will be increased if the market value of the Common Stock declines to the point where the market value of all stock pledged to secure the Company Loan is less than the principal amount of the Company Loan. During 1999, the largest aggregate amount of indebtedness outstanding relating to the Tax Loan and the Company Loan was $214,500. As of April 28, 2000, the amount of such indebtedness outstanding was $214,500.

                             SHAREHOLDER PROPOSALS

PROPOSALS FOR 2001 ANNUAL MEETING

    Shareholders may submit proposals for consideration at future shareholder meetings, including director nominations. In order for a shareholder proposal to be considered for inclusion in the Company's proxy statement for next year's annual meeting, presently scheduled to be held in June 2001, the written proposal must be received by the Company no later than January 11, 2001. Any such proposal also will need to comply with SEC regulations regarding the inclusion of shareholder proposals in company-sponsored proxy materials. Similarly, in order for a shareholder proposal, including a nomination for director, to be properly brought before next year's annual meeting, written notice must be received by the Company pursuant to the Company's Bylaws no earlier than March 23, 2001, and no later than April 22, 2001, and shall contain such information as required under the Company's Bylaws. If such proposal is timely received by the Company and is in accordance with the Company's Bylaws, management's discretion to vote proxies with respect to such proposal will be limited by the provisions of Rule 14a-4, which is one of the proxy rules promulgated by the SEC.

    You may contact the Company's corporate Secretary at Company headquarters for a copy of the relevant Bylaw provisions regarding the requirements for making shareholder proposals, including nominating director candidates.

                                    GENERAL

    The information contained in this Proxy Statement in the sections entitled "Executive Compensation--Report From the Board of Directors Regarding Executive Compensation" and "Comparative Total Returns" shall not be deemed incorporated by reference by any general statement incorporating by reference any information contained in this Proxy Statement into any filing under the Act, or the Exchange Act, except to the extent that the Company specifically incorporates by reference the information contained in such sections, and shall not otherwise be deemed filed under the Act or the Exchange Act.

                                          By Order of the Board of Directors,

                                          M. TED DILLARD
                                          SECRETARY

May 12, 2000
Dallas, Texas

IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY. SHAREHOLDERS WHO DO NOT EXPECT TO ATTEND THE ANNUAL MEETING AND WISH THEIR SHARES TO BE VOTED ARE URGED TO DATE, SIGN AND RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED SELF-ADDRESSED ENVELOPE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.

                     DIVERSIFIED CORPORATE RESOURCES, INC.

           PROXY FOR ANNUAL MEETING OF SHAREHOLDERS, JUNE 21, 2000


         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

 The undersigned hereby appoints J. Michael Moore and M. Ted Dillard, or either of them, with full power of substitution, as Proxies to vote all stock of Diversified Corporate Resources, Inc. (the "Company") owned by the undersigned at the Annual Meeting of Shareholders to be held in Dallas, Texas on June 21, 2000, upon such business as may properly come before the meeting or any adjournments thereof, including the following items as set forth in the Notice of Meeting and Proxy Statement, receipt of which is hereby acknowledged.




                           - FOLD AND DETACH HERE -

                    DIVERSIFIED CORPORATE RESOURCES, INC.

     PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY    /X/

                                                                                                For All
                                                                                  For  Withheld  Except

1. Proposal to elect as Directors of the Company the following persons to         / /    / /      / /
   hold office until the next annual election of Directors by shareholders                              -----------------
   or until their successors have been duly elected and qualified.                                      Nominee Exception

(01) J. Michael Moore   (02) A. Clinton Allen   (03) Samuel E. Hunter
(04) M. Ted Dillard   (05) Deborah A. Farrington

(INSTRUCTION: To withhold authority to vote for any individual nominee, mark the oval "For All Except" and write that nominee's name in the space provided.)

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF EACH OF THE INDIVIDUALS NOMINATED FOR ELECTION AS A DIRECTOR.

                                                                                  For  Against  Abstain

2. In their discretion, the Proxies are authorized to vote upon such other        / /    / /      / /
   matters and business as may properly come before the meeting.

                              Your signature(s) on this proxy form should be exactly as your name or names appear on this proxy. If the stock is held jointly, each holder should sign. If signing as attorney, executor, administrator, trustee, guardian or other fiduciary or representative capacity, please set forth your full title. If a corporation, please sign in full corporate name as president or other authorized officer. If a partnership or other entity, please sign in the partnership's or other entity's name by authorized person.

                              Dated ____________________________________, 2000

                              ________________________________________________
                              (Signature)

                              ________________________________________________
                                  Signature if held jointly

                              THE SHARES REPRESENTED BY THIS PROXY WILL BE
                              VOTED AS DIRECTED BY THE SHAREHOLDER. IF NO
                              DIRECTION IS GIVEN WHEN THE DULY EXECUTED PROXY IS RETURNED, SUCH SHARES WILL BE VOTED IN ACCORDANCE WITH THE RECOMMENDATIONS OF THE BOARD OF DIRECTORS FOR PROPOSAL 1 AND THE PROXIES WILL USE THEIR DISCRETION WITH RESPECT TO ANY MATTER REFERRED TO IN PROPOSAL 2.

                          - FOLD AND DETACH HERE -
CONTROL NUMBER


                        PLEASE MARK, SIGN, DATE AND RETURN
                           THIS PROXY PROMPTLY USING
                             THE ENCLOSED ENVELOPE.